UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2004

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Bent Branch Drive, Irving, Texas 75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (972) 830-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 15, 2004, the Registrant executed a Secured Promissory Note in favor of Essar Global Limited (“Essar”).  Essar is a major stockholder and creditor of the Registrant, and pursuant to the terms of a Stockholder’s Agreement with Deutsche Bank AG—London, acting through DB Advisors, LLC, as investment advisor (“DB”), Questor Partners Fund II, L.P., Questor Side-By-Side Partners II, L.P., Questor Side-By-Side Partners II 3(C)(1), L.P., Thayer Equity Investors II, L.P. and TC Co-Investors, LLC,  dated November 5, 2003, as well as a Put and Call Agreement with DB, dated August 20, 2004 (the “Put and Call Agreement”), Essar has the ability to direct the votes of the controlling majority stockholders of the Registrant for its nominees to the Registrant’s Board of Directors.

The Secured Promissory Note was executed by the Registrant in favor of Essar as a result of DB’s exercise of the Put and Call Agreement, pursuant to which DB has sold to Essar 80% of the outstanding principal and accrued interest of that certain Fourth Amended and Restated Secured Promissory Note, dated November 22, 2004, made by the Registrant in favor of DB (the “DB Debt Put”).  The DB Debt Put was calculated as of December 15, 2004 to be $7,443,947.62, and this amount is the principal amount of the Secured Promissory Note.  The Fourth Amended and Restated Secured Promissory Note held by DB was cancelled concurrently with the Registrant’s execution of the Secured Promissory Note, and the balance of the outstanding principal and interest due to DB under that instrument, or $1,860,986.91, was converted into a new Fifth Amended and Restated Secured Promissory Note, dated December 15, 2004, made by the Registrant in favor of DB.

By its terms, the Secured Promissory Note bears interest, compounded quarterly, at an annual rate equal to 0.50% per annum above the London Interbank Offered Rate for U.S. dollar-denominated deposits, adjusted quarterly.  The Registrant has the option of paying accrued interest due under the Secured Promissory Note in arrears on a quarterly basis, or capitalizing such interest into the outstanding principal amount of the Secured Promissory Note.  The outstanding principal and capitalized interest under the Secured Promissory Note is due in an initial installment of $927,591.20 on January 3, 2005, unless Essar agrees in writing to delay such initial principal payment to June 3, 2005.  The balance of the principal and capitalized interest under the Secured Promissory Note is due on April 26, 2007.  The Registrant also has the option of prepaying all or part of the outstanding principal and capitalized interest under the Secured Promissory Note from time to time without penalty.

The Secured Promissory Note is secured by an all-assets lien granted by the Registrant and its operating subsidiaries, and is contractually subordinated in right of payment from any proceeds of such collateral to Wells Fargo Foothill, Inc., the Registrant’s senior secured lender (the “Senior Lender”).  The Secured Promissory Note also contains affirmative and negative covenants substantially identical to those set forth in the Loan and Security Agreement, dated January 26, 2004 between the Registrant and the Senior Lender.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2004	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/Richard Ferry
Richard Ferry
President and CEO